UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 2, 2017

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 2, 2017, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of The Cheesecake Factory Incorporated (the “Company”) approved the following annual base salaries for the executive officers of the Company whose names and titles are listed below. Such base salaries were effective March 1, 2017.

Name	Title	Amount
David Overton	Chairman of the Board and Chief Executive Officer	$995,000
David M. Gordon	President	$600,000
W. Douglas Benn	Executive Vice President and Chief Financial Officer	$531,000
Debby R. Zurzolo	Executive Vice President, General Counsel and Secretary	$497,000
Max S. Byfuglin	President, The Cheesecake Factory Bakery, Inc.	$438,000

On March 2, 2017, the Compensation Committee also approved grants of options to purchase the Company’s common stock to each of the executive officers of the Company whose names are listed below under the terms of the Company’s stockholder approved 2010 Stock Incentive Plan, dated February 25, 2010, as amended effective May 28, 2015 (the “2010 Stock Incentive Plan”), as follows:

Name	Number of Shares Subject to Stock Options
David Overton	73,500
David M. Gordon	16,650
W. Douglas Benn	10,350
Debby R. Zurzolo	7,550
Max S. Byfuglin	6,775

These options to purchase the Company’s common stock were granted at an exercise price of $61.59 per share, which was the closing price per share for the Company’s common stock on March 2, 2017, the date of grant, and incrementally vest as to 20% of the shares on each of March 2, 2018, March 2, 2019, March 2, 2020, March 2, 2021 and March 2, 2022.

On March 2, 2017, the Compensation Committee also approved grants of stock units covering the Company’s common stock to each of the executive officers of the Company whose names are listed below under the terms of the 2010 Stock Incentive Plan, as follows:

Name	Number of Stock Units Awarded at Target-EPS Performance Condition	Number of Stock Units Awarded-EBITDA Performance Condition
David Overton	21,700	21,700
David M. Gordon	4,900	4,900
W. Douglas Benn	3,100	3,100
Debby R. Zurzolo	2,275	2,275
Max S. Byfuglin	2,075	2,075

These stock units, each representing the equivalent of one share of the Company’s common stock, were granted subject to achievement of a performance condition (“Performance Condition”) based upon either (i) cumulative fully diluted earnings per share (“EPS”) over a three year fiscal period, or (ii) income from operations, before interest, taxes, depreciation and amortization, less impairments or other accounting related charges (“EBITDA”), both of which Performance Conditions were approved by stockholders under the 2010 Stock Incentive Plan.

The EBITDA Performance Condition provides that vesting of this award is subject to the Company achieving a cumulative EBITDA being equal to or greater than a specified dollar amount for fiscal years 2017 and 2018, or being equal to or greater than a specified dollar amount for fiscal years 2017, 2018 and 2019, whichever occurs earlier. If the EBITDA Performance Condition is satisfied, these stock units are then subject to time-based vesting at the rate of 60% of the shares on March 2, 2020 and 20% of the shares on each of March 2, 2021 and March 2, 2022.

The EPS Performance Condition provides that the vesting of this award is subject to the Company achieving a cumulative fully diluted EPS over fiscal years 2017, 2018, and 2019 of at least a specified dollar amount, with the formula providing a threshold, target and a maximum cumulative fully diluted EPS dollar amount for purposes of determining the number of stock units eligible to vest. If at least 82% and up to 122% (or more) of the EPS Performance Condition is achieved, a number of stock units shall be eligible to vest, the exact number of which will be determined by multiplying a predetermined payout percentage (between 60% to 140%, based upon the level of achievement of the EPS Performance Condition), by the number of stock units granted at the Target amount shown above. Such shares then shall be subject to time based vesting at the rate of 60% of the shares on March 2, 2020 and 20% of the shares on each of March 2, 2021 and March 2, 2022.

These grants were made pursuant to the terms and conditions of a Notice of Grant and Stock Option Agreement and/or Stock Unit Agreement for executive officers previously approved by the Compensation Committee and filed under Form 8-K with the U.S. Securities Exchange Commission on March 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2017	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ Debby Zurzolo
Debby Zurzolo
Executive Vice President & General Counsel